Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Eastman Investment & Employee Stock Ownership Plan, which appears in the December 31, 2014 annual report on Form 11-K of the Eastman Investment & Employee Stock Ownership Plan.

/s/ Brown Smith Wallace, LLC
June 26, 2015
St. Louis, Missouri

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